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Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated January 28, 1999, with respect to the financial statements of Power Circuits, Inc. included in the TTM Technologies, Inc. Form 8-K dated December 21, 2001 incorporated by reference in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-75796) for the registration of 7,000,000 shares of common stock of TTM Technologies, Inc.

/s/ ERNST & YOUNG LLP

Irvine, California
January 31, 2002

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CONSENT OF INDEPENDENT AUDITORS